Exhibit 10.43

ORAL UNDERSTANDING BY AND AMONG THE SPERM BANK OF NEW YORK, INC. AND BIOGENETICS, INC AND THE SPERM AND EMBRYO BANK OF NEW JERSEY, INC.  DATED JANUARY 14, 2005

The Sperm Bank of New York, Inc. in order to carry out its business purpose as an operating reproductive cell/tissue banking service, including sperm, ova, ovarian tissue and testicular tissue requires collection facilities, cryostorage, personnel to interface with donors, bookkeeping and invoicing personnel and other services.

BioGenetics, Inc. and The Sperm and Embryo Bank of New Jersey, Inc. have the facilities and personnel needed by The Sperm Bank of New York, Inc. for its reproductive cell/tissue banking service.

BioGenetics, Inc. and The Sperm and Embryo Bank of New Jersey, Inc. will provide the services required by The Sperm Bank of New York, Inc. as set forth above for $50,000 per year plus reimbursement of  all verified out of pocket expenses

The oral agreement may be cancelled as to the participation by any of the parties on thirty days’ notice to the other parties.